UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2004

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (IRS Employer Identification No.)

8585 East Hartford Drive, Suite 400, Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 505-4040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 4, 2004, the Board of Directors of GoldSpring, Inc. (the “Company”) elected Todd S. Brown, Phillip E. Pearce, Christopher L. Aguilar, and Stanley A. Hirschman to serve as directors of the Company. There are no arrangements or understandings pursuant to which either Messrs. Brown, Pearce, Aguilar, or Hirschman was elected as a director, and there are no related party transactions between the Company and any of such directors. It is currently anticipated that each of Messrs. Brown, Pearce, Aguilar, and Hirschman will serve on the Company’s Audit, Nominations and Corporate Governance, and Compensation Committees.

     On October 4, 2004, the Company issued a press release announcing the election of Messrs. Brown, Pearce, Aguilar, and Hirschman to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number

99.1	Press release from GoldSpring, Inc. dated October 4, 2004 titled “GoldSpring, Inc. Announces Election of Four New Directors and Appointment of Audit Committee Chairman”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004	GOLDSPRING, INC.
	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number
99.1	Press release from GoldSpring, Inc. dated October 4, 2004 titled “GoldSpring, Inc. Announces Election of Four New Directors and Appointment of Audit Committee Chairman”